Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 18, 2024, with respect to our audit of ClimateRock’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022, in ClimateRock’s Amendment No. 1 to the Form F-4. Our report contained an explanatory paragraph regarding substantial doubt about ClimateRock’s ability to continue as a going concern.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

March 28, 2024